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FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter + 1 (202) 295-4217 twachter@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS SECOND QUARTER 2008 RESULTS

[WASHINGTON, D.C. August 8, 2008] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $53.9 million for the three months ended June 30, 2008, an increase of 19.4% over $45.1 million for the three months ended June 30, 2007. On-net revenue was $44.2 million for the three months ended June 30, 2008, an increase of 25.3% over $35.3 million for the three months ended June 30, 2007. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $8.5 million for the three months ended June 30, 2008, an increase of 6.6% from $7.9 million for the three months ended June 30, 2007. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.2 million for the three months ended June 30, 2008, a decrease of 36.8% from $1.9 million for the three months ended June 30, 2007. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 30.5% from $23.7 million for the three months ended June 30, 2007 to $30.9 million for the three months ended June 30, 2008. Gross profit margin, excluding equity-based compensation expense, increased from 52.5% for the three months ended June 30, 2007 to 57.4% for the three months ended June 30, 2008.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $16.6 million for the three months ended June 30, 2008, an increase of 50.0%, over $11.1 million for the three months ended June 30, 2007. EBITDA, as adjusted, margin increased from 24.5% for the three months ended June 30, 2007 to 30.8% for the three months ended June 30, 2008.

Basic and diluted net loss applicable to common stock was $(0.12) per share for the three months ended June 30, 2008 compared to $(0.19) per share for the three months ended June 30, 2007. Weighted average common shares outstanding – basic and diluted — were 45.4 million for the three months ended June 30, 2008 compared to 48.4 million for the three months ended June 30, 2007.

Total customer connections were 16,181 as of June 30, 2008 compared to 13,786 as of June 30, 2007, an increase of 17.4%. On-net customer connections were 12,502 as of June 30, 2008 compared to 9,773 as of June 30, 2007, an increase of 27.9%. Off-net customer connections were 2,994 as of June 30, 2008 compared to 3,128 as of June 30, 2007, a decrease of 4.3%. Non-core customer connections were 685 as of June 30, 2008 compared to 885 as of June 30, 2007, a decrease of 22.6%.

The number of on-net buildings increased by 115 from 1,159 as of June 30, 2007 to 1,274 as of June 30, 2008.

Outlook – Third Quarter 2008 Estimates

•	Cogent estimates net service revenue for the third quarter of 2008 to be over $55.0 million.

•	Cogent estimates that its on-net revenues for the third quarter of 2008 will increase by over 2% from the second quarter of 2008.

•	Cogent estimates EBITDA, as adjusted, for the third quarter of 2008 to be over $16.5 million.

•	Cogent estimates its net loss per basic and diluted common share for the third quarter of 2008 to be between $(0.10) and $(0.15). Cogent’s guidance includes the estimated impact of its share repurchase program and includes an estimated $4.5 million of non-cash equity-based compensation expense, an estimated $16.0 million of depreciation and amortization expense, an estimated $2.5 million of net interest expense and assumes approximately 44.0 million weighted average common shares outstanding.

Outlook — Fiscal Year 2008 Estimates
Cogent is updating the following previously released fiscal year 2008 estimates:

•	Cogent is amending its previously released estimate for its net service revenue for fiscal 2008 to be more than $218.0 million from its previously issued guidance of between $225.0 million and $235.0 million.

•	Cogent is amending its previously released estimate for its on-net revenues to increase by more than 22% from fiscal year 2007 to fiscal year 2008 from its previously issued guidance of an increase of approximately 30%.

•	Cogent is amending its previously released estimate for EBITDA, as adjusted, for fiscal 2008 to be between more than $65.0 million from its previously issued guidance of between $75.0 million and $80.0 million.

•	Cogent estimates its net loss per basic and diluted common share for fiscal 2008 to be between $(0.50) and $(0.60). Cogent previously estimated its net loss per basic and diluted common share for fiscal 2008 to be between $(0.20) and $(0.30). Cogent’s 2008 net loss per basic and diluted common share guidance includes the estimated impact of its share repurchase program and includes an estimated $18.0 million to $19.0 million of non-cash equity-based compensation expense, an estimated $62.0 to $63.0 million of depreciation and amortization expense, an estimated $7.0 to $8.0 million of net interest expense (from its previously released guidance of between $4.5 and $5.5 million) and assumes 45.0 million weighted average common shares outstanding (from its previously released guidance of approximately 46.0 million weighted average common shares outstanding).

Conference Call and Web site Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 8, 2008 to discuss Cogent’s operating results for the second quarter of 2008 and Cogent’s expectations for the third quarter of 2008 and fiscal year 2008. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans over 20 countries and provides IP services in over 100 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1	Q2	Q3	Q4	Q1	Q2
	2007	2007	2007	2007	2008	2008
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$33,153	$35,295	$37,646	$40,511	$42,811	$44,215
% Change from previous Qtr.	10.6%	6.5%	6.7%	7.6%	5.7%	3.3%
Off-Net revenue	$8,460	$7,938	$7,757	$7,968	$7,994	$8,459
% Change from previous Qtr.	0.5%	-6.2%	-2.3%	2.7%	0.3%	5.8%
Non-Core revenue (1)	$2,008	$1,875	$1,566	$1,486	$1,305	$1,185
% Change from previous Qtr.	-5.1%	-6.6%	-16.5%	-5.1%	-12.2%	-9.2%
Net service revenue – total	$43,621	$45,108	$46,969	$49,965	$52,110	$53,859
% Change from previous Qtr.	7.7%	3.4%	4.1%	6.4%	4.3%	3.4%
Network operations expenses (2)	$21,015	$21,428	$22,710	$22,395	$21,958	$22,952
% Change from previous Qtr.	3.3%	2.0%	6.0%	-1.4%	-2.0%	4.5%
Gross profit (2)	$22,606	$23,680	$24,259	$27,570	$30,152	$30,907
% Change from previous Qtr.	12.0%	4.8%	2.4%	13.6%	9.4%	2.5%
Gross profit margin (2)	51.8%	52.5%	51.6%	55.2%	57.9%	57.4%
Selling, general and administrative expenses (3)	$12,562	$12,625	$12,512	$14,312	$15,550	$14,448
% Change from previous Qtr.	0.8%	0.5%	- 0.9%	14.4%	8.7%	-7.1%
Depreciation and amortization expenses	$15,907	$16,332	$16,627	$16,773	$16,296	$15,828
% Change from previous Qtr.	8.0%	2.7%	1.8%	0.9%	-2.8%	-2.9%
Asset impairment	$—	$—	$—	$—	$1,592	$—
% Change from previous Qtr.	—%	—%	—%	—%	100.0%	-100.0%
Equity-based compensation expense	$1,619	$2,466	$3,061	$3,238	$5,425	$4,166
% Change from previous Qtr.	58.9%	52.3%	24.1%	5.8%	67.5%	-23.2%
Net loss	$(9,404)	$(9,192)	$(5,423)	$(7,006)	$(9,540)	$(5,553)
% Change from previous Qtr.	5.7%	2.3%	41.0%	-29.2%	-36.2%	41.8%
Basic and diluted net loss per common share	$(0.19)	$(0.19)	$(0.12)	$(0.15)	$(0.21)	$(0.12)
% Change from previous Qtr.	9.5%	0.0%	36.8%	-25.0%	-40.0%	42.9%
Weighted average common shares – basic and diluted	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575	45,397,919
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%	-1.9%
EBITDA, as adjusted (4)	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585
% Change from previous Qtr.	26.3%	9.9%	6.3%	13.6%	9.6%	13.5%
EBITDA, as adjusted margin (4)	23.1%	24.5%	25.0%	26.7%	28.1%	30.8%
Cash provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223
% Change from previous Qtr.	2,862.4%	-24.5%	9.4%	19.6%	-14.6%	23.8%
Capital expenditures	$7,580	$9,548	$8,977	$4,284	$9,778	$9,029
% Change from previous Qtr.	111.4%	26.0%	-6.0%	-52.3%	128.2%	-7.7%
Customer Connections – end of period
On-Net	8,565	9,773	10,501	11,192	11,849	12,502
% Change from previous Qtr.	10.1%	14.1%	7.4%	6.6%	5.9%	5.5%
Off-Net	3,433	3,128	3,021	2,986	3,003	2,994
% Change from previous Qtr.	-2.7%	-8.9%	-3.4%	-1.2%	0.6%	-0.3%
Non Core	941	885	861	804	744	685
% Change from previous Qtr.	-6.7%	-6.0%	-2.7%	-6.6%	-7.5%	-7.9%
Total	12,939	13,786	14,383	14,982	15,596	16,181
% Change from previous Qtr.	5.1%	6.5%	4.3%	4.2%	4.1%	3.8%
Other – end of period
Buildings On-Net	1,129	1,159	1,189	1,217	1,247	1,274
Employees	372	394	421	451	460	483

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $49, $74, $61, $65, $85 and $83 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, respectively.

(3)	Excludes equity-based compensation expense of $1,570, $2,392, $3,000, $3,173, $5,340 and $4,083 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $13, $82, $16 and $126 in the three months ended March 31, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $154 and $2,110 for the three months ended March 31, 2007 and September 30, 2007, respectively.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

							Q3
	Q1	Q2	Q3	Q4	Q1	Q2	2008	2008
	2007	2007	2007	2007	2008	2008	Estimated	Estimated
($ In 000’s) – unaudited
Cash flows provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223	$14,500	$55,000
Changes in operating assets and liabilities	(4,947)	(144)	590	(351)	2,439	250	—	3,000
Cash interest expense (income)	1,364	913	(99)	148	671	1,986	2,000	7,000
Gains (losses) on lease restructurings and asset sales	167	—	2,110	82	16	126	—	—
EBITDA, including gains	$10,211	$11,055	$13,857	$13,340	$14,618	$16,585	$16,500	$65,000

Gains on lease restructurings	(154)	—	(2,110)	—	—	—	—	—
EBITDA, as adjusted	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585	$16,500	$65,000

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND JUNE 30, 2008
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	June 30,
	2007	2008
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$177,021	$129,008
Short term investments — restricted	812	162
Accounts receivable, net of allowance for doubtful accounts of $1,159 and $1,393, respectively	21,760	22,004
Prepaid expenses and other current assets	6,636	7,198

Total current assets	206,229	158,372
Property and equipment, net	245,420	253,988
Deposits and other assets — $306 and $323 restricted, respectively	3,676	4,111

Total assets	$455,325	$416,471

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,868	$10,886
Accrued liabilities	12,891	12,102
Current maturities, capital lease obligations	7,717	7,917

Total current liabilities	33,476	30,905
Capital lease obligations, net of current maturities	84,857	97,505
Convertible senior notes, net of discount of $4,133 and $3,818, respectively	195,867	196,182
Other long term liabilities	2,295	2,472

Total liabilities	316,495	327,064

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,929,874 and 45,821,280 shares issued and outstanding, respectively	48	46
Additional paid-in capital	430,402	394,587
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	3,600	5,087
Accumulated deficit	(295,984)	(311,077)

Total stockholders’ equity	138,830	89,407

Total liabilities and stockholders’ equity	$455,325	$416,471

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2008
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	June 30, 2007	June 30, 2008
	(Unaudited)	(Unaudited)
Net service revenue	$45,108	$53,859
Operating expenses:
Network operations (including $74 and $83 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	21,502	23,035
Selling, general, and administrative (including $2,392 and $4,083 of equity-based compensation expense, respectively, and $707 and $678 of bad debt expense, net of recoveries, respectively)	15,017	18,531
Depreciation and amortization	16,332	15,828

Total operating expenses	52,851	57,394

Operating loss	(7,743)	(3,535)
Interest income and other, net	1,091	895
Interest expense	(2,540)	(2,913)

Net loss	$(9,192)	$(5,553)

Net loss per common share:
Basic and diluted net loss per common share	$(0.19)	$(0.12)

Weighted-average common shares—basic and diluted	48,378,853	45,397,919

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2008
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2008
	(Unaudited)	(Unaudited)
Net service revenue	$88,729	$105,970
Operating expenses:
Network operations (including $123 and $168 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	42,566	45,078
Selling, general, and administrative (including $3,961 and $9,423 of equity-based compensation expense, respectively, and $907 and $1,837 of bad debt expense, net of recoveries, respectively)	29,148	39,423
Asset impairment	—	1,592
Depreciation and amortization	32,238	32,125

Total operating expenses	103,952	118,218

Operating loss	(15,223)	(12,248)
Interest income and other, net	1,880	2,377
Interest expense	(5,253)	(5,222)

Net loss	$(18,596)	$(15,093)

Net loss per common share:
Basic and diluted net loss per common share	$(0.38)	$(0.33)

Weighted-average common shares—basic and diluted	48,535,502	45,855,898

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2008
(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$23,913	$25,715

Cash flows from investing activities:
Purchases of property and equipment	(17,128)	(18,807)
(Purchases) maturities of short term investments, net	(570)	650
Proceeds from dispositions of assets	14	66

Net cash used in investing activities	(17,684)	(18,091)

Cash flows from financing activities:
Purchases of common stock	(50,052)	(46,048)
Proceeds from issuance of senior convertible notes, net	195,500	—
Repayment of convertible notes	(10,187)	—
Proceeds from exercises of stock options	435	100
Repayments of capital lease obligations	(3,205)	(10,034)

Net cash provided by (used in) financing activities	132,491	(55,982)

Effect of exchange rate changes on cash	392	345

Net increase (decrease) in cash and cash equivalents	139,112	(48,013)
Cash and cash equivalents, beginning of period	42,642	177,021
Cash and cash equivalents, end of period	$181,754	$129,008

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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